Exhibit 10.1

Amendment
to
Securities Purchase Agreement

This Amendment To Securities Purchase Agreement (this “Amendment”) is entered into as of July 15, 2019, by and between Medicine Man Technologies, Inc., a Nevada corporation (the “Company”) and Dye Capital Cann Holdings, LLC, a Delaware limited liability company (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Buyer previously entered into that certain Securities Purchase Agreement, dated as of June 5, 2019 (the “Purchase Agreement”); and

WHEREAS, the Company and the Buyer wish to amend the Purchase Agreement pursuant to this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Amendment to Section 1(a) of the Purchase Agreement. Section 1(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“Purchase of Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below with respect to each Closing, as applicable, at the applicable Closing, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on each Closing Date (as defined below), on the terms set forth herein, (w) at the Initial Closing (as defined below), 1,500,000 Common Shares, along with Warrants to acquire up to 1,500,000 Warrant Shares, (x) at the Second Closing (as defined below), 3,500,000 Common Shares, along with Warrants to acquire up to 3,500,000 Warrant Shares, and (y) at the Third Closing (as defined below), a minimum of 3,000,000 Common Shares and at Buyer’s election, up to a total of 5,500,000 Common Shares, along with Warrants to acquire up to a corresponding number of Warrant Shares (collectively, the “Third Closing Option Shares”). The date of the initial Closing (the “Initial Closing”) is the “Initial Closing Date.” The date of the second closing (the “Second Closing”) is the “Second Closing Date.” The date of the third Closing (the “Third Closing”) is the “Third Closing Date.””

2.                   Amendment to Section 1(b) of the Purchase Agreement. Section 1(b) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“Closing. The Initial Closing Date, the Second Closing Date, and the Third Closing Date (each, a “Closing Date”) shall be 12:00 p.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, as applicable to the Closing, at the offices of Dentons US LLP, 1221 Avenue of the Americas, New York, NY 10020. The Closings may also be undertaken remotely by electronic transfer of Closing documentation.”

1

3.                   Deletion of Section 6(iv) of the Purchase Agreement. Section 6(iv) of the Purchase Agreement is hereby deleted in its entirety.

4.                   Deletion of Section 6(v) of the Purchase Agreement. Section 6(v) of the Purchase Agreement is hereby deleted in its entirety.

5.                   Deletion of Section 7(b)(x) of the Purchase Agreement. Section 7(b)(x) of the Purchase Agreement is hereby deleted in its entirety.

6.                   Amendment to Section 7(b)(ii) of the Purchase Agreement. Section 7(b)(ii) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“The Second Closing Date shall be no later than July 16, 2019.”

7.                   Amendment to Section 7(c) of the Purchase Agreement. Section 7(c) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“On August 15, 2019, or such other date as mutually agreed by Buyer and the Company, the Buyer shall purchase at least 3,000,000 of the Third Closing Option Shares, and shall have the right, and not the obligation, in its sole discretion to purchase any or all of an additional 2,500,000 Third Closing Option Shares (for a total possible purchase at the Third Closing of 5,500,000 Third Closing Option Shares) by delivering written notice of such election to purchase additional Third Closing Option Shares to the Company. Such purchase and sale is subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	The Initial Closing and the Second Closing shall have occurred.

(ii)	The Buyer shall have received the opinion of Sichenzia Ross Ference LLP, the Company’s outside counsel, dated as of the Third Closing Date, in substantially the form of Exhibit C attached hereto.

(iii)	The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions with respect to the Third Closing, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)	The Company shall have duly executed and delivered to the Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by the Buyer at the Third Closing pursuant to this Agreement and (C) the related Warrants being purchased by the Buyer at the Third Closing pursuant to this Agreement.

(v)	The representations and warranties of the Company shall be true and correct as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Third Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit E.

2

(vi)	The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Third Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Third Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vii)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(viii)	The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.”

8.                   Deletion of Section 7(d) of the Purchase Agreement. Section 7(d) of the Purchase Agreement is hereby deleted in its entirety.

9.                   Representations and Warranties of the Company. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Amendment, including the Purchase Agreement as amended by this Amendment. The execution and delivery of this Amendment and the consummation by the Company of the transactions contemplated hereby (including the Purchase Agreement as amended by this Amendment), including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Amendment has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies

10.               Miscellaneous.

(a) This Amendment shall be automatically effective upon the execution and delivery hereof by the Company and the Buyer.

(b) Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3

(d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Either or both parties may execute this Amendment by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(e) In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In the event of any inconsistencies between this Amendment and the Purchase Agreement, the terms of this Amendment shall govern. Except as set forth above, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

(f) The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

[Signature Pages Follow]

4

In Witness Whereof, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

COMPANY:

Medicine Man Technologies, Inc.

By:/s/Andrew Williams

Name: Andrew Williams

Title: Chief Executive Officer

[Amendment to Securities Purchase Agreement]

5

In Witness Whereof, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

PURCHASER:

Dye Capital Cann Holdings, LLC

By: Dye Capital & Company, LLC, its

managing member

By:/s/Justin Dye

Name: Justin Dye

Title: Managing Member

[Amendment to Securities Purchase Agreement]

6